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                                                                   EXHIBIT 10.29


                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                      WHITE ELECTRONIC DESIGNS CORPORATION,


                              PV ACQUISITION CORP.,


                                PANELVIEW, INC.,


                            PANELVIEW PARTNERS L.P.,


                                 RANDAL BARBER,

                                 GAYLENE BARBER,

                               MARSHALL R. MORAN,

                                  JOHN COCHRAN,

                               GRAYSON N. BARBER,

                                       AND

                                MORGAN D. BARBER


                                   DATED AS OF


                                JANUARY 29, 2001












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                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (the "Agreement") is made effective as of January 29, 2001, by and among White Electronic Designs Corporation, an Indiana corporation ("Acquiror"), PV Acquisition Corp., an Oregon corporation ("Merger Sub"), which is a wholly-owned subsidiary of Acquiror, Panelview, Inc., an Oregon corporation (the "Company"), Panelview Partners, L.P., a California limited partnership ("PVP"), Randal Barber, Gaylene Barber, Marshall R. Moran, John Cochran, Grayson N. Barber, and Morgan D. Barber (PVP, Randal Barber, Gaylene Barber, Marshall Moran, John Cochran, Grayson N. Barber, and Morgan D. Barber are referred to herein each individually as a "Shareholder" and collectively as the "Shareholders") and for the purposes of
Article 8 of this Agreement, the directors of the Company, including without limitation, James Nelson, Robert Hild and Dale Marquis. Randal Barber, Gaylene Barber, John Cochran, Grayson N. Barber, and Morgan D. Barber, are considered the "Former Graymor Shareholders."

                                    RECITALS:

     A. Acquiror wishes to acquire all of the outstanding capital stock of the Company from the Shareholders.

     B. The parties intend the transaction contemplated herein to constitute a reorganization within the meaning of both section 368(a)(1)(A) and section 368(a)(2)(E) of the Code.

     C. Acquiror has caused the formation of the Merger Sub for the purpose of accomplishing a reverse triangular merger with the Company.

     D. The parties have determined that it is in their respective best interests to merge the Merger Sub with and into the Company (the "Merger") and to undertake such other actions described herein, all on the terms and subject to the conditions set forth in this Agreement.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises, representations, and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     The terms defined in this Article 1, whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

         Accounting Arbitrator: as defined in Section 2.6(d).

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         Acquiror: as defined in the preamble of this Agreement.

         Acquiror Indemnitees: as defined in Section 9.1.

         Acquiror Common Stock: as defined in Section 2.5.

         Actions: as defined in Section 3.14.

         Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

         Agreement: this Agreement, including the Schedules and Exhibits hereto.

         Applicable Law: all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards, and decrees of or agreements with any Governmental Authority, in each case as in effect during the applicable time until the Closing.

         Articles of Merger: as defined in Section 2.3.

         Balance Sheet: as defined in Section 3.5.

         Balance Sheet Date: as defined in Section 3.5.

         Business: as defined in Section 8.1(c).

         Business Day: shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Phoenix, Arizona are authorized or required to close.

         Business Territory: as defined in Section 8.1.

         CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.

         Closing: as defined in Section 2.8.

         Code: the Internal Revenue Code of 1986, as amended.

         Commission: means the Securities and Exchange Commission.

         Company: as defined in the preamble of this Agreement.

         Company Certificates: as defined in Section 2.9.



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         Company Common Stock: as defined in Section 2.5.

         Company Real Estate: as defined in Section 3.9.

         Compete: as defined in Section 8.1(a).

         Consent: any consent, approval, authorization, waiver, permit, grant, franchise, concession, license, exemption, or order of, registration, certificate, declaration, or filing with, or report or notice to, any Person, including but not limited to any Government Authority.

         Contract: any agreement, contract, note, bond, mortgage, indenture, loan, evidence of indebtedness, lease, sublease, permit, purchase order, letter of credit, franchise agreement, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Graymor or the Company is a party or is bound to which its assets or properties are subject, whether written or oral.

         Customer Non-Solicitation Period: as defined in Section 8.3.

         Dispute Notice: as defined in Section 2.6(b).

         Earnout Exchange Price: as defined in Section 2.6(a).

         Earnout Payment: as defined in Section 2.6(a).

         Earnout Payment Date: as defined in Section 2.6(a).

         Earnout Period: as defined in Section 2.6(a).

         Earnout Targets: as defined in Section 2.6(a).

         Effective Time: as defined in Section 2.3.

         Employee Non-Solicitation Period: as defined in Section 8.2.

         Employee Benefit Plans: as defined in Section 3.18.

         Environmental Laws: shall mean all federal, state, local or foreign laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, court decisions, agency guidelines or principles of laws, restrictions or licenses, which (i) regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, handling or disposal of hazardous, toxic or otherwise dangerous substances, wastes or materials (whether gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources or the health and safety of persons or property, including without limitation protection of the health and safety of employees or
(ii) impose liability with respect to any of the foregoing, including without limitation the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"), Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C.
Section 201, 300f), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401

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et seq.), the Comprehensive Environmental Response, Compensation and Liability
Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), or any other similar federal, state or local law of similar effect, each as amended.

         ERISA: the Employee Retirement Income Security Act of 1974, as amended.

         Exchange Agent: as defined in Section 2.9.

         Facilities: all the buildings, offices, maintenance and storage facilities, shops, plants, warehouses, improvements and other structures, together with all related fixtures, located at or on the real property and having the following addresses: 10260 SW Greenburg Road, Suite 720, Portland, Oregon 97223; 7874 SW Nimbus Avenue, Beaverton, Oregon 97008; and 3302 NW 211th Terrace, Hillsboro, Oregon 97124.

         Financial Statements: as defined in Section 3.5.

         Former Graymor Shareholders: as defined in the preamble to this Agreement.

         GAAP: generally accepted accounting principles as in effect in the United States of America from time to time applied on a consistent basis as of the date of any application thereof.

         Governmental Approval: any Consent of, with, or from any Governmental Authority.

         Governmental Authority: any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission, or instrumentality of the United States or any other country, any State of the United States or any other country, or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction.

         Graymor: Graymor Coatings Inc., an Oregon corporation and a wholly owned subsidiary of the Company.

         Holdback: as defined in Section 2.7.

         Indemnified Party: as defined in Section 9.4.

         Indemnifying Party: as defined in Section 9.4.

         Inventory: All of Graymor's and the Company's inventory held for resale and all of the Company's new repair or replacement parts, supplies and packaging items and similar items, in each case wherever the same may be located.

         IRS: the Internal Revenue Service.

         Key Employees: as defined in Section 3.15.


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         knowledge: means, in connection with representations and warranties of the Shareholders that are limited to their knowledge, the knowledge of each of the Shareholders after reasonable investigation.

         Losses: as defined in Section 9.1.

         Material Adverse Effect: with regard to the Company, any event, occurrence, fact, condition, change, or effect that individually or in the aggregate with similar events, occurrences, facts, conditions, changes, or effects will or can reasonably be expected to result in a cost, expense, charge, liability, loss of revenue, or diminution in value equal to or greater than $10,000.

         Merger: as defined in the Recitals.

         Merger Sub: as defined in the preamble of this Agreement.

         Newly Issued Shares: as defined in Section 2.5

         Non-Competition Period: as defined in Section 8.1.

         Oregon Law: as defined in Section 2.1.

         Permits: all licenses, permits, franchises, approvals, notifications, authorizations, consents or orders of, or filings with, any governmental agency or authority, whether foreign, federal, state or local, or any other person, necessary for the present or Company's presently anticipated conduct of, or relating to the operation of, the Company, its business or assets.

         Person: any natural person, firm, partnership, association, corporation, company, limited liability company, limited partnership, trust, business trust, Governmental Authority, or other entity.

         Plan of Merger: as defined in Section 2.3.

         PVP: as defined in the preamble of this Agreement.

         Purchase Price: as defined in Section 2.5(a).

         Registration Expenses: as defined in Section 7.1(e).

         Schedules: each of the schedules and exhibits attached to and made a part of this Agreement.

         Securities Act: means the Securities Act of 1933, as amended.

         Shareholders: as defined in the preamble of this Agreement.

         Shareholder Certificates: as defined in Section 2.9.

         Shareholder Indemnitees: as defined in Section 9.2.


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         Selling Expenses: as defined in Section 7.1(e).

         Subsidiary: each corporation or other Person in which the Company owns or controls, directly or indirectly, capital stock or other equity interests representing at least 40% of the outstanding voting stock or other equity interests or conferring the power to name a majority of the members of the board of directors or other governing body or otherwise direct the management or policies thereof.

         Surviving Corporation: as defined in Section 2.1.

         Tax or Taxes: any federal, state, provincial, local, foreign, or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, privilege, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, transfer, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, registration, withholding, estimated, or other tax, duty, or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto, whether disputed or not).

         Tax Return: any return, report, declaration, form, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         Transaction Expenses: as defined in Section 10.3.

                                   ARTICLE 2
                               THE MERGER; CLOSING

     In connection with the terms and conditions of this Agreement, Acquiror, Merger Sub, Shareholders and the Company agree as follows:

     2.1 THE MERGER. At the Effective Time (as defined in Section 2.3), in accordance with this Agreement and the Oregon Business Corporations Act ("Oregon Law"), Merger Sub shall be merged with and into Company, the separate existence of Merger Sub (except as such existence may be continued by operation of law) shall cease, and Company shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. The Company, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "Surviving Corporation."

     2.2 EFFECT OF THE MERGER. The Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Merger Sub and Company (collectively the "Constituent Corporations"); all property, real, personal and mixed, and all accounts payable arising in the ordinary course of business and accrued expenses due on whatever account, and all debts, liabilities and duties due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be

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responsible and liable for all liabilities and obligations of each of the
Constituent Corporations, in each case in accordance with Oregon Law.

     2.3 CONSUMMATION OF THE MERGER. As soon as is practicable after the satisfaction or waiver of the conditions set forth in Article 6, and in no event later than five business days after such satisfaction or waiver, the parties hereto will cause a plan of merger ("Plan of Merger") in the form attached hereto as Exhibit A, and articles of merger ("Articles of Merger") to be delivered to the Corporations Division of the Oregon Secretary of State in accordance with Oregon Law. The Merger shall be effective at such time as such Plan of Merger and Articles of Merger are duly filed. The date and time when the Merger shall become effective is referred to as the "Effective Time."

     2.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. The Articles of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under Oregon Law. The directors of the Merger Sub holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time. The officers of Merger Sub holding office immediately prior to the Effective Time shall be the officers (holding the same offices as they held with Merger Sub) of the Surviving Corporation immediately after the Effective Time.

     2.5 PURCHASE PRICE AND CONVERSION OF THE COMPANY COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Shareholders or the Company:

         (a) The shares of common stock, no par value per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted into and become a right to receive, in the aggregate 905,000 shares (the "Newly Issued Shares") of common stock, $0.10 par value per share, of Acquiror common stock (the "Acquiror Common Stock") (the "Purchase Price"). The Newly Issued Shares will be issued as follows:

            (i) 814,500 shares of Acquiror Common Stock will be issued to the Shareholders at the Closing;

            (ii) 90,500 shares of Acquiror Common Stock will be issued to the Shareholders one (1) year after the Closing pursuant to Section 2.7.

In addition, in consideration for the Acquiror Common Stock, all options and warrants to acquire Company Common Stock and any employment agreements or other commitments to issue Company Common Stock shall be canceled and extinguished as of the Effective Time.

         (b) Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of common stock, $0.10 par value per share, of the Surviving Corporation.


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2.6   EARNOUT PAYMENT.

         (a) Subject to the achievement of the "Earnout Targets" set forth on
Schedule 2.6, Acquiror shall pay Shareholders an earnout amount of One Million Dollars ($1,000,000) in Acquiror Stock (the "Earnout Payment") as follows:

            (i) Shareholders shall earn up to $1,000,000 in Acquiror Stock if the Earnout Targets (as defined below) for the Earnout Period (as defined below) are met or exceeded.

            (ii) The Earnout Payment for the Earnout Period shall be comprised of two factors: (x) achievement of revenue targets, and (y) achievement of operating contribution targets all as set forth on Schedule 2.6 (collectively the "Earnout Targets"). Shareholders shall become eligible to receive the Earnout Payment upon achievement of greater than 80% of the respective Earnout Targets. If greater than 80% but less than 100% of any of the Earnout Targets is achieved, Shareholders shall be entitled to receive a pro-rata portion of the maximum Earnout Payment as provided in Schedule 2.6.

            (iii) The number (rounded to the nearest whole share) of shares of Acquiror Stock to be issued to the Shareholders for the Earnout Payment will equal $1,000,000 divided by the Earnout Exchange Price. The Earnout Payment shall be due, if at all, on or before ninety (90) days after the end of the applicable period (the "Earnout Payment Date"). As used herein, "Earnout Exchange Price" means the ten (10) day average closing price of the Acquiror's Stock as reported on the NASDAQ National Market two (2) days before the Earnout Payment is made.

            (iv) For Earnout Payment calculation purposes, the "Earnout Period" shall be the fifty two week period commencing on the Effective Date.

         (b) If Shareholders dispute the amount of the Earnout Payment, Shareholders shall notify Acquiror in writing (the "Dispute Notice") within thirty (30) days after receipt of any Earnout Payment or after the applicable Earnout Payment Date. Upon delivery of a Dispute Notice, Acquiror and/or its accountants shall meet and consult with Shareholders and/or its accountants to discuss matters relating to the calculation. Shareholders have the right to conduct an audit or review of the financial statements relating to the Earnout Targets. Shareholders shall pay for the expense of any such audit or review, unless such audit or review results in a five percent (5%) or higher Earnout Payment than originally received prior to the Shareholder audit in which case Acquiror shall pay for such expense. For purposes of conducting its audit or review of such financial statements, Acquiror and its accountants shall provide Shareholders with all supporting work papers and other materials as Shareholders or their representatives shall reasonably request.

         (c) If Acquiror and Shareholders are unable to resolve any dispute regarding the calculation of the Earnout Payment for the Earnout Period within thirty (30) days after Acquiror's receipt of the Dispute Notice, the Accounting Arbitrator (as defined in Section 2.6(d)) shall settle such dispute as soon as practicable. The parties shall give the Accounting Arbitrator access to all documents, facilities and personnel within their respective control reasonably


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necessary to perform its function as arbitrator. The parties agree that the
Accounting Arbitrator shall decide only matters involving differences as to accounting practices and principles and other matters relating to the Earnout Payment which may be due Shareholders pursuant to this Agreement, and not to any non-accounting matters involving the construction or interpretation of this Agreement, which non-accounting matters shall be arbitrated in accordance with
Section 10.14 of this Agreement. The Accounting Arbitrator's determination with respect to any dispute by Shareholders hereunder shall be final and binding on all parties, and judgment on the arbitration award may be enforced in any court having jurisdiction over the subject matter of the controversy. Each party shall bear their own costs associated with such arbitration.

         (d) For the purposes of this Section 2.6, "Accounting Arbitrator" shall mean a nationally recognized accounting firm jointly selected by Acquiror and Shareholders, not currently engaged by Acquiror, the Company or the Shareholders or any Affiliate of the foregoing.

     2.7 HOLDBACK. At Closing, Acquiror will withhold issuance of 90,500 of the Newly Issued Shares (the "Holdback"), as security to cover potential losses or other claims for which Acquiror is entitled to indemnification or recovery hereunder. Subject to any claims made against Shareholders and resolved in favor of Acquiror, the Holdback, will be released to Shareholders on the first anniversary of the Closing.

     2.8 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall occur as soon as each of the conditions to closing contained in Article 6 are fulfilled or waived, which is expected to occur on January 29, 2001, at the offices of Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004, or at such other place and at such other time as the parties may mutually agree upon.

     2.9 SURRENDER OF CERTIFICATES. The Shareholders will deliver to Acquiror at the Closing each outstanding certificate or certificates representing collectively all of the issued and outstanding shares of the Company Common Stock (the "Company Certificates"). At the Closing, Acquiror will (i) cause American Stock Transfer & Trust Company, the exchange agent appointed by Acquiror (the "Exchange Agent"), to issue certificates in the name of each Shareholder (the "Shareholder Certificates") for the Newly Issued Shares issuable to the Shareholders upon conversion of the Company Common Stock as provided in Section 2.5 above or (ii) issue a letter to the Exchange Agent irrevocably instructing the Exchange Agent to issue the Shareholder Certificates within five (5) Business Days after the Closing. Upon the issuance of the Shareholder Certificates, the Company Certificates will be canceled.

     2.10 TAKING OF NECESSARY ACTION; FURTHER ACTION. Acquiror and Merger Sub, on the one hand, and the Company and Shareholders, on the other hand, shall use all reasonable efforts to take all such actions (including without limitation actions to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, the officers and directors of the Surviving

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Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such actions.

     2.11 RIGHT TO OFFSET. Acquiror may set off against the total Holdback any Losses (as defined in Section 9.1 and subject to the $50,000 limitation provided therein) for which any of the Shareholders may be responsible pursuant to this Agreement. Acquiror shall give written notice to the Shareholders, of any Losses or any other damages hereunder, which notice shall set forth (i) the amount of the Losses, and (ii) the basis for such claim. Acquiror shall not be limited to the Holdback with respect to claims against Shareholders in the event any Losses exceed the amount of the Holdback. Shareholders agree that any indemnity claims will first be offset against the Holdback, and then against the Earnout Payment, in that order. The amount of any set off made against the Holdback shall be made by dividing the amount of any Losses by $9.00 and subtracting the result from the number of Shares of Company Common Stock held back at that time. The amount of any set off made against the Earnout Payment shall be made by dividing the amount of the Losses by the Earnout Exchange Price and subtracting the result from the amount of shares of Company Common Stock payable to the Shareholders as determined by Section 2.6. Schedule 2.11 sets forth examples of the Operation of this Section.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     The Shareholders, as individuals, jointly and severally represent and warrant to Acquiror that as of the date hereof and again at the Effective Time:

     3.1 ORGANIZATION OF THE COMPANY. Each of the Company and Graymor is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. Copies of the articles of incorporation and bylaws of the Company and Graymor, and all amendments thereto, heretofore delivered to Acquiror are accurate and complete as of the date hereof and are currently in effect without further amendment thereto, except as set forth therein. Each of the Company and Graymor is duly qualified or licensed to do business in the State of Oregon which is the only jurisdiction in which ownership of property, the employment of personnel or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect. The Company has no Subsidiaries other than Graymor.

     3.2 AUTHORIZATION. Each of the Shareholders and the Company has full power and authority (corporate, fiduciary or other) to enter into this Agreement, and to carry out the transactions contemplated hereby and thereby, and the board of directors, trustees, or any governing body or person of the Company and each of the Shareholders have taken all action required by law, its charter or other governing documents, as the case may be, or otherwise, to be taken by it to authorize the execution, delivery and performance of this Agreement, as the case may be, and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and when executed will be, the legal, valid and binding obligations of each of the Shareholders and the Company or other parties thereto (other than Acquiror), enforceable against each of them in accordance with their respective terms.


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     3.3 NO VIOLATION; CONSENTS. None of the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) violate any provision of the articles of incorporation or bylaws of the Company or Graymor or any governing documents of any Shareholders,
(ii) violate, result in a breach of, conflict with, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) or require any consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation with respect to, any Contract to which any Shareholders, Graymor, or the Company is a party or by which any of the shares of Company Common Stock or any of the assets or properties of Graymor, the Company, or any Shareholders are bound or affected, (iii) result in the creation or imposition of any Encumbrance upon any of the shares of Company Common Stock or any property or assets of Graymor, the Company, or any Shareholder under any Contract to which Graymor, the Company, or any Shareholders is a party or by which Graymor, the Company, or any Shareholder is bound or affected, or to which the property of Graymor, the Company, or any Shareholder is subject, or (iv) violate, conflict with or result in the breach of any Applicable Law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which any Shareholders, Graymor, the Company, or any of their properties or assets are subject. Except as set forth on
Schedule 3.3, no Governmental Approval or other Consent is required in connection with the execution, delivery and performance by Graymor, each of the Shareholders, and the Company of this Agreement, as the case may be, or the consummation by each of Graymor, the Shareholders, and the Company of the transactions contemplated by each of them herein and therein.

     3.4 CAPITALIZATION.

         (a) The authorized capital stock of the Company consists solely of 25,000,000 shares of common stock, no par value per share, of which 4,240,273 shares are issued and outstanding immediately prior to the Closing. The Company has no warrants or options exercisable into Company Common Stock outstanding as of the Closing. The authorized capital stock of Graymor consists solely of 10,000 shares of common stock of which 9,500 shares are issued and outstanding immediately prior to the Closing. Graymor has no warrants or options exercisable into common stock of Graymor.

         (b) All the outstanding shares of Company Common Stock are and will be owned by the Shareholders as of the Closing. All the outstanding shares of common stock of Graymor are and will be owned by the Company as of the Closing.

         (c) Schedule 3.4 sets forth the capitalization of the Company, including the name and address of each Shareholder and the certificate numbers of the certificates representing the shares of Company Common Stock held by each Shareholder, as of the Closing.

         (d) The shares of Company Common Stock and Graymor common stock are free and clear of all Encumbrances (other than a legend indicating only that the Shares have not been registered under the Securities Act or any state securities act).

         (e) Except as set forth on Schedule 3.4, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company or Graymor of any shares of its capital stock. Neither Graymor, the Company, nor any of Shareholders are a party or subject to any agreement or understanding, and to the Shareholder's knowledge, there is no agreement or understanding between any persons or entities, that affects or related to the voting or giving of written consents with respect to any security or by a director of the Company.

     3.5 FINANCIAL STATEMENTS. The Company has provided Acquiror with an unaudited balance sheet (the "Balance Sheet") dated as of September 30, 2000 (the "Balance Sheet Date"), and statements of cash flows for each of the years ended June 30, 2000 and 1999 (together, the "Financial Statements" which are attached hereto as Schedule 3.5). The Financial Statements (a) are true, correct and complete, (b) are in accordance with the underlying books and records of the Company, (c) except as set forth in Schedule 3.5, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, and (d) fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended. At the respective dates of the Financial Statements, there were no liabilities of the Company which, in accordance with GAAP, should have been shown or reflected in the Financial Statements or the notes thereto, which are not shown or reflected in the Financial Statements or the notes thereto. The Company has provided Acquiror with unaudited balance sheets and income statements dated as of December 31, 1998, 1999, and 2000 of Graymor (together, the "Graymor Financial Statements") which are attached hereto as
Schedule 3.5). The Graymor Financial Statements (a) are true, correct, and complete, (b) are in accordance with the underlying books and records of Graymor, (c) except as set forth in Schedule 3.5, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, and (d) fairly and accurately present the assets, liabilities (including all reserves), and financial position of Graymor as of the respective dates thereof and the results of operations for the periods then ended. At their respective dates, there were no liabilities of Graymor which, in accordance with GAAP, should have been shown or reflected in the Graymor Financial Statements or the notes thereto, which are not shown or reflected in the Graymor Financial Statements or the notes thereto.

     3.6 NO CHANGE IN THE ASSETS. Except as set forth on Schedule 3.6, since the Balance Sheet Date, there has not been a Material Adverse Change in the business or assets of the Company or Graymor. Without limiting the foregoing, since the Balance Sheet Date there has not been:

         (a) any changes in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Balance Sheet, or from Graymor, except changes in the ordinary course of business that would not constitute, in the aggregate, a Material Adverse Change;

         (b) any waiver by Graymor or the Company of a material right or of a material debt owed to it;

         (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of Graymor or the Company (as such business is presently conducted);

         (d) any satisfaction or discharge of any claim or Encumbrance or payment of any obligation of Graymor or the Company, except (i) in the ordinary course of business and (ii) that is not material to the assets, properties, financial condition, operating results or business Graymor or of the Company (as such business is presently conducted);

         (e) any material change or amendment to a material Contract or arrangement by which Graymor or the Company or any of its assets or properties is bound or subject;

         (f) any material change in any compensation arrangement or agreement with any employee;

         (g) any sale, assignment or transfer of any Intellectual Property;

         (h) any resignation or termination of employment of any Key Employee or officer of the Company; and to the Shareholders' knowledge there is no impending resignation or termination of employment of any Key Employee or officer;

         (i) any loss of, material change in relationship with, or order cancellation by any major customer of Graymor or the Company;

         (j) any mortgage, pledge, transfer of a security interest in, or lien, created by Graymor or the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

         (k) any loans or guarantees made by Graymor or the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

         (l) any declaration, setting aside or payment or other distribution in respect of any of Graymor's or the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company;

         (m) to the Shareholders' knowledge, any other event or condition of any character that might be reasonably expected to materially and adversely affect the assets, properties, financial condition, operating results, business or prospects of Graymor or the Company; or

         (n) any agreement or commitment by Graymor or the Company to do any of the things described in this Section 3.6.


     3.7 NO LIABILITIES. Except as set forth on Schedule 3.7, the Company and Graymor have no liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected on the Financial Statements, the Graymor Financial Statements, or which are not required under GAAP to be reflected on the Financial Statements, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date not to exceed $10,000, and (iii) liabilities arising under Contracts to which Graymor or the Company is a party (excluding specifically any claim for breach of contract); and (iv) liabilities disclosed in any schedule hereto including Schedule 3.7.

     3.8 ASSETS; ABSENCE OF ENCUMBRANCES. Except as set forth on Schedule 3.8, the assets reflected on the Financial Statements and the Graymor Financial Statements constitute all assets necessary for the conduct in the ordinary course of business of Graymor's and the Company's business as presently conducted and as presently anticipated to be conducted. All of the assets of or used by the Company are owned by the Company free and clear of all Encumbrances, other than Encumbrances as set forth on Schedule 3.8.

     3.9 TITLE TO ASSETS.

         (a) Except as set forth on Schedules 3.8 and 3.9, each of Graymor and the Company owns good and marketable title to its properties and assets reflected on the Balance Sheet or Graymor Financial Statements or acquired since the date thereof, free and clear of all Encumbrances, except for liens for current taxes not yet due and payable and assets disposed of since the Balance Sheet Date in the ordinary course of business.

         (b) (i) The Company does not own any real estate; (ii) Graymor does not own any real estate; (iii) the properties subject to the real property leases set forth on Schedule 3.9 constitute all of the real estate used or occupied by Graymor or the Company in connection with the Facilities (the "Company Real Estate") and (ii) the Company Real Estate has access, sufficient for the conduct of Graymor and the Company's business, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operations of Graymor and the Company.

         (c) The real property leases described on Schedule 3.9 are in full force and effect, and Graymor and the Company have a valid and existing leasehold interests under each such lease for the term set forth therein. The Company has delivered to Acquiror complete and accurate copies of each of the leases and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Acquiror. Neither Graymor nor the Company is in default, and no circumstances exist that could result in such default, under any of such leases, nor, to the knowledge of the Shareholders, is any other party to any of such leases in default.

         (d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of Graymor's or the Company's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. Graymor and the Company own, or lease under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business. The Company has delivered to Acquiror complete and accurate copies of all equipment leases. None of such equipment leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Acquiror. Neither Graymor nor the Company is in default, and no circumstances exist that could result in such default, under any of such equipment leases, nor, to the knowledge of the Company, is any other party to any of such equipment leases in default. Schedule
3.9 sets forth a list of all equipment of Graymor and the Company subject to leases.

         (e) Neither Graymor nor the Company is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and has not received any notice of any such violation, or of the existence of any condemnation proceeding with respect to any properties owned or leased by Graymor or the Company.


     3.10 ACCOUNTS RECEIVABLES. Except as set forth on Schedule 3.10, the accounts receivable reflected on the Balance Sheet and Graymor Financial Statements, and all accounts receivable arising since the date thereof represent bona fide claims of Graymor and the Company against debtors for sales, services performed, or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts, or customer requirements. All of such accounts receivable are collectible in the ordinary course of business, except as set forth in Schedule 3.10. Except as set forth on Schedule 3.10, Graymor and the Company own all such accounts receivable, free and clear of all Encumbrances.

     3.11 INVENTORY. Schedule 3.11 sets forth a complete and accurate list of all Inventory as of December 31, 2000. Except as set forth on Schedule 3.11, all the Inventory is located at the Facilities. Except as set forth in Schedule 3.11, there has been no material decrease in the book value or fair value of the Inventory since December 31, 2000. The value of the Inventory as of December 31, 2000 has been determined at lower of cost or market in accordance with GAAP, consistently applied throughout the periods covered by the Financial Statements, with adequate provisions or adjustments for excess or slow-moving Inventory, and obsolescence and shrinkage.

     3.12 CONTRACTS AND COMMITMENTS.

         (a) Schedule 3.12 sets forth a complete and accurate list of all Contracts of the following categories:

            (i) Contracts not made in the ordinary course of Graymor's or the Company's conduct of the business;

            (ii) Employment contracts, handbooks on policies; bonus plans, programs or agreements; and severance plans, programs or agreements;

            (iii) Supply, purchase, distribution, franchise, license, sales or commission contracts related to Graymor or the Company;

            (iv) Contracts involving expenditures or liabilities, actual or potential, in excess of $10,000 or otherwise material to Graymor or the Company, and not cancelable (without liability) by the Company within 30 calendar days;

            (v) Contracts or commitments relating to commission arrangements with others;

            (vi) Promissory notes, loans, agreements, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Graymor or the Company shall be the borrower, lender or guarantor thereunder or whereby any assets are pledged (excluding credit provided by the Company in the ordinary course of business to its customers);

            (vii) Leases of personal property not cancelable (without liability) within 30 calendar days; and

            (viii) Contracts containing covenants limiting the freedom of the Company or any officer, director or Shareholder of the Company to engage in any line of business or compete with any person.

     Shareholders and Company have delivered to Acquiror true, correct and complete copies of all of the Contracts listed on Schedule 3.12, including all amendments and supplements thereto.

         (b) All of the Contracts are valid and in full force and effect. The Company has duly performed all of its obligations under the Contracts to the extent those obligations to perform have accrued, and no violation of, or default or breach under any Contracts by the Company or, to the knowledge of the Shareholders, any other party has occurred and to the knowledge of the Shareholders, any other party has repudiated any provisions thereof. All of the Contracts will be enforceable by the Company after the Closing to the same extent as if the transactions contemplated by this Agreement had not been consummated.

     3.13 BOOKS AND RECORDS. Each of Graymor and the Company has made and kept (and given Acquiror access to) books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of Graymor and the Company previously delivered to Acquiror accurately and adequately reflect all action previously taken by the Shareholders, board of directors and committees of the board of directors of Graymor and the Company. The stock book records of Graymor and the Company previously delivered to Acquiror are true, correct and complete, and accurately reflect all transactions effected in Graymor and the Company's stock through and including the date hereof.

     3.14 LITIGATION. Except as set forth on Schedule 3.14, there is no action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending, or to the best of Shareholders' knowledge, threatened or anticipated (a) against, related to or affecting Graymor or the Company or its assets or (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement. Neither Graymor nor the Company is in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or Governmental Agency, and there are no unsatisfied judgments against Graymor or the Company.

     3.15 LABOR MATTERS. Neither Graymor or the Company is a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice of which Graymor's or the Company's employees are members. Neither Graymor nor the Company has experienced any attempt by organized labor or its representatives to make Graymor or the Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Graymor or the Company. The employment of all persons presently employed or retained by the Company is terminable at will by Graymor or the Company. Schedule 3.15 (i) contains a list of all employees of the Company and their wage rates or salaries as of the date of this Agreement, and (ii) sets forth the dates of employment for such employees. In addition, Schedule 3.15 sets forth those employees (the "Key Employees") which are critical and indispensable to the ongoing operation of Graymor and the Company.

     3.16 COMPLIANCE WITH LAW; PERMITS. Graymor and the Company, the conduct of their business and the operation of their Facilities have not violated and are in compliance with all Applicable Law and any judgment, decision, decree or order of any court or governmental agency, department or authority. Graymor and the Company and the conduct of their business and the operation of the Facilities are in conformity with all energy, public utility, zoning, building and health codes, regulations and ordinances, the Americans with Disabilities Act, ERISA, OSHA and Environmental Laws and all other foreign, federal, state, and local governmental and regulatory requirements. Neither Graymor nor the Company has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and Graymor and the Company have no reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing. Graymor and the Company have all Permits required to conduct its business. All Permits are valid and in full force and effect and all material Permits are listed on Schedule 3.16. All of the Permits will remain in full force and effect after the Closing to the same extent as if the transaction contemplated by this Agreement had not been consummated.

     3.17 TAX MATTERS.

         (a) Except as set forth in Schedule 3.17, the Company and Graymor have filed all Tax Returns that the Company and Graymor were required to file prior to the date hereof. All such Tax Returns were correct and complete and were prepared and filed in accordance with Applicable Law. Except as set forth in
Schedule 3.17, all Taxes owed by or with respect to the Company or Graymor (whether or not shown on any Tax Return) with respect to Tax Returns the due date of which preceded the Closing have been or will be paid. Except as set forth in Schedule 3.17, all other Taxes due and payable by the Company or Graymor with respect to periods ending on or before the date of the Closing or in respect of transactions entered into or any state of facts existing on or before the Closing (whether or not a Tax Return is due on such date) have been or will be paid on or before the date of the Closing or have been or will be accrued and a corresponding amount of cash segregated in the accounts of the Company on or before the date of the Closing. For purposes of the preceding sentence, in determining the amount of Taxes due and payable by the Company or Graymor with respect to periods ending on or as of the date of the Closing or in respect of transactions entered into or any state of facts existing on or before the date of the Closing, the date of the Closing shall be deemed to be the last day of any applicable tax period. Except as set forth in Schedule 3.17, all Tax Returns of the Company or Graymor the due date of which (determined without extensions) is on or after the date hereof but on or before the date of the Closing will be correct and complete and filed in accordance with applicable law.

         (b) Schedule 3.17 lists (i) all countries, states, cities, or other jurisdictions in which the Company or Graymor is currently subject to an obligation to file Tax Returns or to collect sales or use Taxes, (ii) all elections for income Taxes made by the Company or Graymor that are currently in force or to which the Company or Graymor is bound, and (iii) (x) all countries, states, cities, or other jurisdictions in which the Company or Graymor is a beneficiary of any real or personal property Tax exemptions or concessions, reduced rates, or Tax credits, (y) the annual benefit of each such item, and (z) the terms governing expiration or phase-out of each such item.

            (c) Except as set forth in Schedule 3.17, with respect to each taxable period for the Company or Graymor ending on or before the Closing (or as of such other date as set forth below), (i) either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by a relevant taxing authority; (ii) no deficiency or proposed adjustment that has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company or Graymor; (iii) neither the Company nor Graymor has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) neither the Company nor Graymor has requested or been granted an extension of the time for filing any Tax Return; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending, or threatened against or with respect to the Company or Graymor regarding Taxes; (vi) neither the Company nor Graymor has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) or agreed to have
Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to any disposition of subsection (f) assets (as defined in
Section 341(f)(4) of the Code) owned by the Company or Graymor; (vii) there are no liens, pledges, charges, claims, security interests, or other Encumbrances on the assets of the Company or Graymor relating or attributable to Taxes (other than liens for sales and payroll Taxes not yet due and payable) and the Company, Graymor, and the Shareholders have no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any lien, pledge, charge, claim, security interest, or other Encumbrance on the assets of the Company or the Subsidiary; (viii) neither the Company nor Graymor will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local, or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local, or foreign law) to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing; (ix) neither the Company nor Graymor has been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated, or unitary income Tax Return; (x) neither the Company nor Graymor is a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual or other obligation to indemnify any other person with respect to any Tax or pay the Taxes of any other person under Treasury Regulations Section 1.1502-6 (or any similar provisions of state, local, or foreign law) as a transferee or successor, by contract or otherwise; (xi) no claim has ever been made by a taxing authority in a jurisdiction where the Company or Graymor does not file Tax Returns that the Company or Graymor is or may be subject to Taxes assessed by such jurisdiction; (xii) neither the Company nor Graymor has a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xiii) neither the Company nor Graymor has been a "U.S. real property holding corporation" (within the meaning of Code Section 897(c)(2)) during the applicable period specified in Code Section 897(c)(1)(A)(ii); (xiv) the Company and Graymor have disclosed on each Tax Return filed by the Company and Graymor all positions taken thereon that could give rise to a substantial understatement of penalty of federal income Taxes within the meaning of Code Section 6662; (xv) neither the Company nor Graymor was acquired in a qualified stock purchase under Code
Section 338(d)(3) and no elections under Code Section 338(g), protective carryover basis elections, or offset prohibition elections are applicable to the Company or Graymor; (xvi) the Company and Graymor have made no payments, are not obligated to make any payments, and are not parties to any agreement that under any circumstances could obligate either to make any payments, that will not be deductible under Code Sections 280G or 162; (xvii) no sales or use tax will be payable by the Company or Graymor as a result of the transactions contemplated by this Agreement, and there will be no non-recurring intangible tax, documentary stamp tax, or other excise tax (or comparable tax imposed by an governmental entity) as a result of the transactions contemplated by this Agreement; (xviii) Acquiror will not be required to deduct and withhold any amount with respect to Taxes upon consummation of the transactions contemplated by this Agreement; (xix) none of the Company's or Graymor's assets is property required to be treated as being owned by any other person under the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, or (B) has been financed with or directly or indirectly secures any bond or debt the interest of which is tax-exempt under Section 103(a) of the Code; (xx) the Company and Graymor have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to an employee, independent contractor, Shareholder, or other third party;
(xxi) no income under any arrangement or understanding to which the Company or Graymor is a party will be attributed to the Company or Graymor which is not represented by income to which the Company or Graymor is legally entitled;
(xxii) neither the Company nor Graymor owns an interest in any "controlled foreign corporation" (within the meaning of Code Section 957), "passive foreign investment company" (within the meaning of Code Section 1297) or other entity the income of which is required to be included in the income of the Company or Graymor whether or not distributed.; and (xxiii) neither the Company nor Graymor has been either a "distributing company" or a "controlled corporation" (within the meaning of Code Section 355(a)(1)(A) in a distribution of stock qualifying in whole or in part for tax-free treatment under Code Section 355.

         (c) Set forth in Schedule 3.17 is a list reflecting the following information with respect to the Company and Graymor as of the date hereof as well as on an estimated pro forma basis as of the date of the Closing: (i) the basis of the Company and Graymor in their assets, (ii) the amount of any net operating loss, net capital loss, unused investment or other tax credit, unused foreign tax or tax credit, or excess charitable contribution allocable to the Company or Graymor assets, and (iii) with respect to the preceding clause (ii) any limitations on use of any of such attributes including any limitations arising by reason of the transactions contemplated by this Agreement.

         (d) Except as otherwise set forth in Schedule 3.17 the Company and Graymor has furnished Acquiror with copies of all income and sales Tax Returns filed by or with respect to the Company and Graymor relating to the period encompassing the three taxable years of the Company and Graymor preceding the date hereof.

         (e) Any reference to the term "the Company" in this Section 3.17 shall refer to the Company and any predecessor entity of the Company. Further, any reference to any action of "the Company" in this Section 3.17 shall encompass any action or actions taken by or at the direction of the Company whether or not such actions taken by or at the direction of the Company were properly authorized. Any reference to the term "Graymor" in this Section 3.17 shall refer to Graymor and any predecessor entity of Graymor. Further, any reference to any action of "Graymor" in this Section 3.17 shall encompass any action or actions taken by or at the direction of Graymor whether or not such actions taken by or at the direction of Graymor were properly authorized.

     3.18 EMPLOYEE BENEFITS.

         (a) Employee Benefit Plans. Neither Graymor nor the Company has maintained or contributed to, and has no liability with respect to, (a) any multi-employer plan, as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974 ("ERISA"), or (b) any employee pension benefit plan, as defined in Section 3(2) of ERISA, subject to Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"). Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement of Graymor or the Company including, but not limited to, employee welfare benefit plans, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of Graymor or the Company participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, if applicable, were furnished to Acquiror). With respect to each Employee Benefit Plan (i) each has been administered in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims (other than benefit claims in the ordinary course of business) or disputes are pending, or, to the knowledge of the Company, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any liability in the event of any investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; (vi) to the knowledge of the Company, no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code; and (vii) all contributions to all Employee Benefit Plans (including contributions that consist of employee deferrals) required of the Company have been completely and timely made, all such contributions haven been and are deductible for income tax purposes, and no such contributions or deductions have been challenged or disallowed by any governmental entity or other tribunal, except as set forth in Schedule 3.18.

         (b) Welfare Plans. (i) Except as provided in Section 4980B of the Code, neither Graymor nor the Company is obligated under any employee welfare benefit plan as described in Section (3)(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of Graymor or the Company or its predecessors after termination of employment; (ii) Graymor and the Company have complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan that is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

         (c) Other Liabilities. (i) None of the Employee Benefit Plans obligates Graymor or the Company to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the books and records of Graymor or the Company as of the Closing; and (iii) none of the Employee Benefit Plans has any unfunded liabilities that are not reflected on the Balance Sheet or the books and records of Graymor or the Company.

     3.19 ENVIRONMENTAL. Except as indicated on Schedule 3.19, neither Graymor nor the Company is in material violation of any law or legal requirement relating to the environment. No material expenditures are or will be required in order to comply with any such law or legal requirement. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by Graymor or the Company or, to the Shareholders' knowledge, by any other person on any property owned, leased or used by Graymor or the Company. "Hazardous Material" shall include: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any "hazardous substance," or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other legal requirement (including CERCLA and any other so-called "superfund" or "superlien" law and the respective regulations promulgated thereunder); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any legal requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)," "(b)," "(c)" or "(d)" above.

     3.20 INSURANCE.

         (a) Schedule 3.20 describes all policies of insurance (including the insurer, type of insurance and period of coverage) to which Graymor or the Company is a party or under which Graymor or the Company or any employee, officer or director of Graymor or the Company (in his or her capacity as such) is or has been insured at any time within the five years preceding the date of this Agreement; and any self-insurance arrangement by or affecting Graymor or the Company, including any reserves established thereunder. All such policies, together with such self-insurance, (i) provide adequate insurance coverage for Graymor and the Company, its business, assets and operations for all risks normally insured against by a person or entity carrying on the same business or businesses as Graymor or the Company,
(ii) are sufficient for compliance with all legal requirements and Contracts to which Graymor or the Company is a party or by which it is bound, and (iii) will continue in full force and effect following the Closing.

         (b) Schedule 3.20 sets forth, by year, for the current policy year and each of the five preceding policy years, a summary of the loss experience under each policy, and summary of the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

         (c) Neither Graymor nor the Company has received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         (d) Graymor and the Company have paid all premiums due, and has otherwise performed all of its respective obligations, under each insurance policy described above.

     3.21 AFFILIATE TRANSACTIONS. Except as set forth on Schedule 3.21, no employee, officer, or director of Graymor, the Company, nor any Shareholder or member of his or her immediate family is indebted to the Company, nor is Graymor or the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the knowledge of the Shareholders, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Graymor or the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that compete or deals with Graymor or the Company, except that employees, officers, or directors of Graymor or the Company and members of their immediate families may owns up to one percent (1%) of the stock of each publicly traded company that may compete with Graymor or the Company. No member of the immediate family of any officer or director of Graymor or the Company, nor any Shareholder is directly or indirectly interested in any material Contract with Graymor or the Company.

     3.22 NO BROKERS. None of the Shareholders, Graymor, the Company, or any of the Company's officers, directors, employees or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in an obligation on the part of the Acquiror or, except as set forth in Schedule 3.22, the Company or Graymor, to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     3.23 DISCLOSURE. Neither this Agreement nor any of the schedules or Exhibits hereto contains or shall contain when delivered at Closing any untrue statement of a material fact or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed in writing to Acquiror which Materially Adversely Affects or could reasonably be anticipated to Materially Adversely Affect the Company Common Stock being transferred, or the assets, business, financial condition or results of operations, customer, employee or supplier relations, or prospects of Graymor or the Company.

     3.24 CUSTOMERS. Schedule 3.24 sets forth (a) the names and addresses of all customers of Graymor or the Company that ordered products, goods, or services from the Company with an aggregate value for each such customer of $50,000 or more during the twelve month periods ended December 31, 2000, and December 31, 1999 and (b) the amount for which each such customer was invoiced during such periods. Except as set forth on Schedule 3.24, neither Graymor nor the Company has received notice and the Shareholders have no reason to believe that any significant customer of Graymor or the Company (i) has ceased, or will cease, to use the products, goods, or services of Graymor or the Company, (ii) has substantially reduced, or will substantially reduce, the use of products, goods, or services of Graymor or the Company or (iii) has sought, or is seeking, to reduce the price it will pay for products, goods, or services of Graymor or the Company. To the Shareholders' knowledge, no customer of Graymor or the Company described in clause (a) of this section has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

     3.25 SUPPLIERS. Schedule 3.25 sets forth (a) the names and addresses of all suppliers from which Graymor and the Company ordered inventories and other products, goods, and services with an aggregate purchase price for each such supplier of $25,000 or more during the twelve month periods ended December 31, 2000 and December 31, 1999 and (b) the amount for which each such supplier invoiced Graymor or the Company during such periods. Except as set forth on
Schedule 3.25, neither Graymor nor the Company has received any notice from any such supplier indicating that there is or will be a material change in the price of such items or services, and the Shareholders have no reason to believe that there will be any such material change in the price of such items or services subject to general and customary price increases, or that any such supplier (other than Acquiror) will not sell such items to Graymor or the Company at any time after the Closing on terms and conditions similar to those used in its current sales to Graymor or the Company, subject to general and customary price increases. To the Shareholders' knowledge, no supplier to Graymor or the Company described in clause (a) of the first sentence of this section has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

     3.26 PRODUCT WARRANTIES. Except as set forth in Schedule 3.26 and for warranties (implied or otherwise) under Applicable Law, (a) there are no warranties made by Graymor or the Company, express or implied, written or oral, with respect to the products of Graymor or the Company, (b) there are no pending or, to the Shareholders' knowledge, threatened claims with respect to any such warranty, and (c) as of the Closing and thereafter, to the Shareholders' knowledge, Graymor and the Company, will have no, liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent, or otherwise and whether due or to become due, other than customary returns in the ordinary course of business that are fully reserved against in the most recent Financial Statements.

     3.27 PATENTS AND TRADEMARKS. Each of Graymor and the Company have sufficient ownership or rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted (the "Intellectual Property") without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Neither Graymor nor the Company has received any communications alleging that Graymor or the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither Graymor nor the Company is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to Graymor or the Company or that would conflict with Graymor's or the Company's business as now conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Graymor's or the Company's business by the employees of Graymor or the Company, nor the conduct of Graymor's or the Company's business as now conducted, will, to the Shareholders' knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Neither Graymor nor the Company believes it is or will be necessary to utilize any inventions of any of its employees made prior to or outside the scope of their employment by Graymor or the Company. Graymor and the Company have taken all commercially reasonable action necessary to protect its Intellectual Property. Schedule 3.27 sets forth all Intellectual Property of Graymor and the Company.

     3.28 BACKLOG. All of the backlog of unfilled orders, as of December 31, 2000, for products or services sold by Graymor and the Company represent bona fide transactions incurred in the ordinary course of business and are set forth in Schedule 3.28 hereto.

     3.29 REPRESENTATIONS REGARDING THE ACQUIROR STOCK. With regard to the Acquiror Stock that will be issued to the Shareholders, each Shareholder represents and warrants that:

         (a) such Shareholder is acquiring such Acquiror Stock for such Shareholder's own account, for investment and not with a view to distribution thereof, and that such Acquiror Stock will not be sold or distributed in violation of the Securities Act or applicable state law or the rules and regulations under either. Each Shareholder understands that such Acquiror Stock has not been registered under the Securities Act or applicable state securities laws by reason of the reliance by Acquiror on an exemption from the registration requirements of the Securities Act, and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state laws or is exempt from registration. The financial condition of each Shareholder is such that each Shareholder is able to bear all risks of holding such Acquiror Stock for an indefinite period of time. Each Shareholder has been afforded an opportunity to ask questions of and receive answers from Acquiror and from persons authorized to act on its behalf concerning the terms and conditions of the acquisition of such Acquiror Stock, and the opportunity to obtain additional information to verify the accuracy of information otherwise furnished by Acquiror hereunder. Each Shareholder has investigated the acquisition of such Acquiror Stock to the extent that each Shareholder deems necessary or desirable, and Acquiror has provided each Shareholder with the assistance in connection therewith that each Shareholder requested. Each Shareholder has such knowledge and experience in financial and business matters that each Shareholder is capable of evaluating the merits and risks of the acquisition of the Acquiror Stock and of making an informed investment decision with respect thereto. Additionally, except as set forth on Schedule 3.29, each Shareholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Commission.

         (b) Each Shareholder acknowledges and agrees that the certificates for the Acquiror Stock received by each Shareholder will be endorsed with the following legend:

          "The securities evidenced hereby have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged, or otherwise distributed for value unless there is an effective registration statement under such Act and such laws covering such securities or White Electronic Designs Corporation receives an opinion of counsel reasonably acceptable to White Electronic Designs Corporation stating that such sale, transfer, assignment, offer, pledge, or other distribution for value is exempt from the registration and prospectus delivery requirements of such Act and such laws."

         (c) Each Shareholder and Acquiror acknowledge and agree that the legend endorsed on the certificates for the Acquiror Stock will be removed, and Acquiror will issue a certificate or instrument without such legend at the request of the holder of such security, (a) if such security is being disposed of pursuant to registration under the Securities Act and any applicable state acts, or (b) if such holder provides Acquiror with an opinion of counsel reasonably satisfactory to Acquiror to the effect that a sale, transfer, assignment, pledge, or distribution for value of such security may be made without registration and that such legend is not required to satisfy the applicable exemption from registration.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     Acquiror represents and warrants to the Shareholders and the Company that as of the date hereof, and again at the Effective Time:

     4.1 CORPORATE STATUS; AUTHORIZATION, ETC. Acquiror is a corporation duly organized, validly existing, and in good standing under the laws of the State of Indiana with full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by Acquiror of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of Acquiror. Acquiror has duly executed and delivered this Agreement. This Agreement is a valid and legally binding obligation of Acquiror enforceable against Acquiror in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, receivership, moratorium, and similar laws affecting creditors' rights generally, and to the availability of equitable remedies (whether asserted at law or in equity).

     4.2 NO CONFLICTS, ETC. The execution, delivery, and performance by Acquiror of this Agreement and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation of or under (i) the articles of incorporation or bylaws of Acquiror or (ii) any Applicable Law applicable to Acquiror or any of its properties or assets except, in the case of clause (ii), for violations and defaults that, individually and in the aggregate, have not and will not materially impair the ability of Acquiror to perform its obligations under this Agreement.

     4.3 LITIGATION. There is no action, claim, suit, or proceeding pending, or to the knowledge of Acquiror, overtly threatened, by or against or affecting Acquiror in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

     4.4 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of Acquiror in such manner as to give rise to any valid claim against the Shareholders for any brokerage or finder's commission, fee, or similar compensation.

     4.5 TAX MATTERS. Acquiror makes no representations or warranties as to any circumstances relating to (i) the transactions included in this Agreement or
(ii) the Company or the Shareholders or any actions taken or agreed to be taken by any of them, that may prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code.

     4.6 ACQUIROR REPORTS. Acquiror has previously furnished to the Shareholders or made available to the Shareholders copies of all reports required to be filed by the Acquiror pursuant to the Exchange Act of 1934, as amended, since January 1, 2000. Additionally, Acquiror has filed with the Securities and Exchange Commission ("SEC") all such reports in a timely fashion and as of their respective filing dates, all such reports complied in all material respects with the rules and regulations promulgated by the SEC in connection therewith.

     4.7 ACQUIROR COMMON STOCK. The Newly Issued Shares will be, upon issuance to the Shareholders pursuant to this Agreement, validly issued, fully paid, and non-assessable and free and clear of Encumbrances and be free and clear of any transfer restrictions, except for restrictions on transfer under applicable securities laws, including Rule 144 promulgated under the Securities Act and as set forth in Sections 3.29 and 7.3.

                                   ARTICLE 5
                     CONDUCT OF BUSINESS PENDING THE MERGER

     5.1 CONDUCT OF BUSINESS. The Company and the Shareholders covenant and agree that prior to the Closing, except as expressly permitted or required by this Agreement or as otherwise consented to by Acquiror in writing, the Company will, and the Shareholders will cause the Company to:

         (a) carry on its business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted, and use commercially reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair (normal wear and tear excepted), keep available the services of its present officers and employees, and preserve its relationship with customers, suppliers, and others having business dealings with it, with the goal and intent that its goodwill and ongoing business will be in all material respects unimpaired following the Closing;

         (b) pay accounts payable and other obligations of the Company in the ordinary course of business consistent with prior practice;

         (c) perform in all material respects all of its obligations under all Contracts and other agreements and instruments and comply in all material respects with all Applicable Laws applicable to it;

         (d) other than sales and purchases of inventories in the ordinary course, not enter into or assume any material agreement, contract, or instrument, or enter into or permit any material amendment, supplement, waiver, or other modification in respect thereof;

         (e) not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any employee or institute, adopt, or amend (or commit to institute, adopt, or amend) any compensation or benefit plan, policy, program, or arrangement or collective bargaining agreement applicable to any such employee other than in the ordinary course of business consistent with past practice;

         (f) continue all policies of insurance in full force and effect;

         (g) not make any change or modification in the Company's accounting practices, policies, or procedures;

         (h) not file any Tax Returns without the consent of the Acquiror;

         (i) not make any distributions to the Shareholders with respect to the stock of the Company; and

         (j) not take any action or knowingly omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in Section 3.1.

                                   ARTICLE 6
                              CONDITIONS PRECEDENT

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The obligations of the parties to consummate the transactions contemplated hereby will be subject to the fulfillment on or prior to the Closing of the following conditions:

         (a) there shall not be pending by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

     6.2 CONDITIONS TO OBLIGATIONS OF ACQUIROR AND THE MERGER SUB. The obligations of Acquiror and Merger Sub to consummate the transactions contemplated hereby will be subject to the fulfillment at or prior to the Closing of the following conditions:

         (a) the representations and warranties of the Shareholders contained in this Agreement (i) will be true and correct in all respects at and as of the date hereof, and (ii) will be repeated and will be true and correct in all respects on and as of the Closing with the same effect as though made on and as of the Closing;

         (b) the Company and the Shareholders will have duly performed and complied, in all material respects, with all covenants and agreements and conditions required by this Agreement to be performed or complied with by the Company and the Shareholders prior to or as of the Closing;

         (c) the Company will have furnished a certificate in which the Company and the Shareholders shall certify that they have no reason to believe that the conditions set forth in Sections 6.2(a) and (b) have not been fulfilled;

         (d) the Company and the Shareholders will have obtained and will have delivered to Acquiror copies of (i) all Governmental Approvals required to be obtained by the Company and the Shareholders in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) all Consents (including, without limitation, all Consents required under any Contract), necessary to be obtained in order to consummate the transactions contemplated thereby;

         (e) no event, occurrence, fact, condition, change, development, or effect shall have occurred, exist, or come to exist since the Balance Sheet Date, that, individually or in the aggregate, has constituted or resulted in or, in the reasonable good faith discretion of Acquiror, could reasonably be expected to constitute or result in, a Material Adverse Effect;

         (f) the Company shall have furnished to the Acquiror (i) a copy of the text of the resolutions by the which the Board of Directors of the Company and the Shareholders have approved this Agreement (including, without limitation, the Plan of Merger attached hereto) and the Merger; (ii) certified copies of the Company's articles of incorporation and a copy of its bylaws; and (iii) a certificate executed on behalf of the Company by its corporate secretary certifying to Acquiror that such resolutions are true, correct and complete, were duly adopted and have not been amended or rescinded, and that prior to the Closing, the articles of incorporation and bylaws have not been amended or rescinded;

         (g) the Company will have taken all action necessary to terminate its any Employee Benefit Plans, except its health, group, life, dental, cafeteria, and long term disability plans, pursuant to the provisions of such plans prior to Closing;

         (h) the Company will have terminated all employment agreements, prior to Closing, including without limitation, the Employment Agreement with Randal Barber and the Consulting Agreement with Gaylene Barber;

         (i) the Company will have terminated all warrants and options exercisable to acquire shares of Company Common Stock; and

         (j) the Company and the Shareholders will deliver to Acquiror:

            (i) certificates representing the Company Common Stock duly endorsed (or accompanied by duly executed stock powers), for transfer; and

            (ii) written resignations of the Company's directors and officers, dated as of the Closing.

     6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SHAREHOLDERS. The obligations of Company and the Shareholders to consummate the transactions contemplated hereby will be subject to the fulfillment at or prior to the Closing of the following conditions:

         (a) the representations and warranties of Acquiror contained in this Agreement (i) will be true and correct in all material respects at and as of the date hereof and (ii) will be repeated and will be true and correct in all material respects on and as of the Closing with the same effect as though made at and as of such time;

         (b) Acquiror will have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Acquiror prior to or on the Closing.

         (c) the Company will have furnished a certificate in which the Company and the Shareholders shall certify that they have no reason to believe that the conditions set forth in Sections 6.3(a) and (b) have not been fulfilled;

         (d) the Company shall have furnished to Shareholders (i) a copy of the text of the resolutions by which the corporate action on the part of the Company and Merger Sub necessary to approve this Agreement, the Merger, and the issuance of the Newly Issued Shares were taken and (ii) certificates executed on behalf of the Company certifying, in each case, that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded; and

         (e) the Acquiror will deliver to the Shareholders certificates representing the Newly Issued Shares or the letter to the Exchange Agent required by Section 2.9 hereof.

                                    ARTICLE 7
                               REGISTRATION RIGHTS

     7.1 REGISTRATION PROCEDURES AND EXPENSES. Acquiror will use commercially reasonable efforts to effect the registration under the Securities Act for sale by the Shareholders of the Acquiror Stock issued to the Shareholders at the Closing and pursuant to Section 2.5 and 2.6 of this Agreement, by performing the following:

         (a) Acquiror shall, as soon as practicable following the Closing, prepare and file with the Commission a registration statement with respect to the resale of such Acquiror

Stock covering the sale of the Acquiror Stock by the Shareholders on the NASDAQ National Market, and shall use commercially reasonable efforts to cause such registration statement to become and remain effective for lesser of a period of one (1) year or until Shareholders are free to resell such Acquiror Stock without restriction or limitation pursuant to Rule 144 of the Securities Act.

         (b) Acquiror will use commercially reasonable efforts to register or qualify such Acquiror Stock for sale in such states as the Shareholders shall reasonably designate and to keep such registration or qualification in effect for so long as the registration statement filed under the Securities Act remains in effect.

         (c) Acquiror will prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to update and keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement. Notwithstanding anything else to the contrary contained herein, neither Acquiror nor any of its Affiliates will be required to disclose any confidential information concerning pending acquisitions not otherwise required to be disclosed.

         Acquiror will notify the Shareholders upon discovery that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of the Shareholders promptly prepare and furnish to each of them a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, after such notification and until such supplement or amendment has been so delivered, the Shareholders will not deliver or otherwise use the original prospectus.

         (d) Acquiror will cause to be furnished to the Shareholders three conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the preliminary and final prospectuses and any other prospectus filed under Rule 424 of the Securities Act as the Shareholders may reasonably request in order to facilitate the sale of such Acquiror Stock. The Shareholders will comply with all prospectus delivery requirements under the Securities Act. It will be a condition to Acquiror's obligations to effect registration of such Acquiror Stock that the Shareholders provide Acquiror with all material facts including, without limitation, furnishing such certificates, questionnaires, and legal opinions as may be required by Acquiror concerning the Acquiror Stock to be registered which are reasonably required for Acquiror to complete and file the registration statement or in the prospectus or are otherwise required in connection with the offering.

         (e) All expenses incurred by Acquiror or its Affiliates in complying with this Section 7.1, including, without limitation, all registration and filing fees, printing expenses, and fees and disbursements of counsel for Acquiror and its affiliates (the "Registration Expenses").

All selling commissions applicable to the sales of the Acquiror Stock and all fees and disbursements of counsel for the Shareholders (the "Selling Expenses").

         (f) Acquiror will pay all Registration Expenses in connection with registration pursuant to this Section 7.1. All Selling Expenses in connection with such registration will be borne by the Shareholders.

     7.2 INDEMNIFICATION.

         (a) Acquiror will indemnify and hold harmless the Shareholders and each person, if any, who controls a Shareholder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Shareholders or any such controlling person may become subject under the Securities Act, any state securities laws, or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by a failure to comply with such laws or by any untrue statement or alleged untrue statement of any material fact contained in a registration statement under which shares of Acquiror Stock are registered, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Acquiror will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Shareholder or such controlling person in writing specifically for use in the preparation thereof.

         (b) Each of the Shareholders, jointly and severally, will indemnify and hold harmless Acquiror and each person, if any, who controls Acquiror within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Acquiror or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in a registration statement under which shares of Acquiror Stock are registered, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Shareholder specifically for use in the preparation thereof.

         (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraphs (a) and (b) of this Section 7.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraphs (a) and (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relive if from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified parties have defenses or may have defenses additional to or different than the indemnifying parties, or there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or
(b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     7.3 RESTRICTIONS ON SALES. Shareholders agree that once the shares of Acquiror Stock issued to Shareholders pursuant to this Agreement are registered under the Securities Act, Shareholders shall not sell in the aggregate more than twenty-five percent (25%) of the Acquiror Stock received at Closing within any three (3) month period. Transfers of Acquired Common Stock after registration under the Securities Act, approved at the Closing pursuant to this Agreement among Shareholders, distributions to the partners of PVP consistent with their ownership interests, and distributions of the Acquired Common Stock to current employees of the Company shall not be considered sales that are subject to the twenty-five percent (25%) restriction provided in this Section 7.3.

                                   ARTICLE 8
                                 NON-COMPETITION

     8.1 NON-COMPETITION. During the Non-Competition Period (as defined herein) each Shareholder hereby agrees that such Shareholder will not, and will not permit any of such Shareholder's Affiliates to directly or indirectly, Compete (as defined herein) with the Business in the Business Territory.

         Additionally, each Shareholder hereby expressly agrees that solely for the purposes of this Article 8, the term "Shareholder" includes the directors of the Company, including without limitation, James Nelson, Robert Hild and Dale Marquis.

         The term "Business Territory" means the following areas in the United States of America: (i) Alaska, Arizona, California, Idaho, Oregon and Washington; (ii) a 30-mile radius around each of the following: (A) each of the Facilities, (B) Acquiror's corporate headquarters.

         For purposes of this Section 8.1, the "Non-Competition Period" means, the period commencing on the Closing and continuing for a period of five (5) years after such date. With respect to each of the Shareholders the applicable Non-Competition Period described herein will be extended by the number of days during any such period in which such Shareholder is or was engaged in activities constituting a breach of this Section 8.1.

         (a) For purposes of this Article 8, the term "Compete" or "Competing" means, with respect to the Business: (i) managing, supervising, or otherwise participating in a management or sales capacity; or (ii) otherwise managing, operating, controlling, participating in the ownership, management, or control of, or being connected with or having any interest in, as a stockholder, agent, partner, lender, consultant, advisor or otherwise, any business or Person which provides goods, products, or services competitive with those provided by the Business or with Acquiror's suppliers or vendors which are competitive with Acquiror; provided, however, that nothing contained herein will prohibit a Shareholder from owning less than five percent of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market; or (iii) entering into or attempting to enter into any business substantially similar to the Business, either alone or with any other Person.

         (b) For the purposes of this Article 8, the words "directly or indirectly", as they modify the word "Compete" or "Competing" mean (i) acting as an agent, representative, consultant, officer, director, member, independent contractor, or employee of any Person that is Competing with the Business; (ii) participating in any such Competing Person or enterprise as an owner, partner, limited partner, joint venture, member, creditor, or shareholder (except as expressly permitted herein); or (iii) communicating to any such Competing Person or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer or any other confidential information of the Business, the Company, Acquiror, or any of their Affiliates.

         (c) For purposes of this Article 8, the term "Business" means manufacturing and distribution of optical enhancements of display products, as conducted by the Company and/or its Subsidiaries, Acquiror, or any of their Affiliates immediately prior to the date hereof and/or conducted during the Non-Competition Period.

     8.2 NON-SOLICITATION OF EMPLOYEES. The Shareholders recognize that the employees are a valuable resource of the Company and its Subsidiaries. Accordingly, during the Employee Non-Solicitation Period (as defined herein), each Shareholder agrees that such Shareholder will not, either alone or in conjunction with any other Person, directly or indirectly, go into business with any Company employee or solicit, induce, or recruit any Company employee to leave the employ of the Company. For the purpose of this Section 8.2, Company employee means (i) any employee of the Company or any of its Subsidiaries, Acquiror, or any of Acquiror's Affiliates as of, or immediately prior to the date hereof or during the Employee Non-Solicitation Period; or (ii) any former employee of the Company or any Subsidiary, Acquiror, or any of Acquiror's Affiliates whose employment with the Company or any Subsidiary, Acquiror, or any of their Affiliates ceased by virtue of such employee's voluntary termination of employment less than five (5) years before the date of such co-venturing, solicitation, inducement, or recruitment.

      For purposes of this Section 8.2, the "Employee Non-Solicitation Period" means, with respect to the Shareholders, the period commencing as of the Closing and continuing for a period of five (5) years after such date. With respect to each of the Shareholders, the applicable Employee Non-Solicitation Period described herein will be extended by the number of days during any such period in which such Shareholder is or was engaged in activities constituting a breach of this Section 8.2.

     8.3 NON-SOLICITATION OF CUSTOMERS. The Shareholders recognize that the customers are a valuable asset of the Company and its Subsidiaries. Accordingly, during the Customer Non-Solicitation Period (as defined herein), each Shareholder agrees that such Shareholder will not, either alone or in conjunction with any other Person, directly or indirectly, call on, solicit, take away, accept as a client or customer, or attempt to call on, solicit, take away, or accept as a client or customer, any Person that was a client, customer, or prospective client or customer of the Company or any of its Subsidiaries, Acquiror, or any of their Affiliates as of, or immediately prior to the date hereof or during the Non-Competition Period, the Employee Non-Solicitation Period, and the Customer Non-Solicitation Period, including, without limitation, those clients, customers, or prospective clients or customers, wherever situated that are listed in Schedule 3.25.

     For purposes of this Section 8.3, the "Customer Non-Solicitation Period" means, with respect to the Shareholders, the period commencing as of the Closing and continuing for a period of five (5) years after such date. With respect to each of the Shareholders, the applicable Customer Non-Solicitation Period described herein will be extended by the number of days during any such period in which such Shareholder is or was engaged in activities constituting a breach of this Section 8.3.

     8.4 EMPLOYMENT BY COMPETITORS. During the Non-Competition Period (as defined in Section 8.1) each Shareholder agrees that such Shareholder will not, either within or outside of the Business Territory, act as an agent, representative, consultant, officer, director, member, independent contractor, or employee of any entity that produces display products.

     8.5 ADDITIONAL AGREEMENTS. Each Shareholder hereby expressly agrees and acknowledges that:

         (a) the Company has business interests throughout the Business Territory, and that competition with and against such business interests would be harmful to the Company;

         (b) the covenants contained in this Article 8 are reasonable as to time and geographical area and do not place any unreasonable burden upon such Shareholder;

         (c) the parties have entered into the covenants contained herein in connection with and as a condition precedent to the consummation of the Agreement, pursuant to which Acquiror has acquired the Company; the agreements, actions, covenants, and promises contained herein are intended to protect and ensure the value of the Company's business, including its goodwill, which actions, covenants, and promises are a material consideration to Acquiror in connection with the Agreement; and this Agreement shall be interpreted, construed, and/or enforced as a covenant given in connection with the sale of a business and its goodwill, notwithstanding any employment of such Shareholder by the Company following the Closing; and

         (d) such Shareholder understands and hereby agrees to each and every term and condition contained in this Article 8.

     8.6 REMEDIES; ENFORCEABILITY. Each Shareholder recognizes and acknowledges that irreparable damage will result to the Company and Acquiror in the event of a breach by such Shareholder or any of the Shareholder's Affiliates of the provisions of this Article 8, and, accordingly, in the event of such a breach, Acquiror or the Company will be entitled, in addition to any other legal or equitable damages and remedies to which it may be entitled or which may be available, to seek an injunction to restrain the violation thereof. If any provision of this Article 8 shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable because of the scope, duration, or area of its applicability, the court making such determination will have the power to modify such scope, duration, or area, or all of them and such provision will then be applicable in such modified form.

                                   ARTICLE 9
                                 INDEMNIFICATION

     9.1 INDEMNIFICATION BY SHAREHOLDERS. Each of the Shareholders (provided that Randal Barber and Gaylene Barber will be responsible for Grayson N. and Morgan D. Barber, their minor children), jointly and severally, covenants and agrees to defend, indemnify and hold harmless the Company, and Acquiror, and their respective officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Acquiror Indemnitees") from and against, and to pay or reimburse Acquiror Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional, or otherwise and whether or not resulting from third party claims) including, without limitation, any out-of pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:

         (a) any material inaccuracy of any representation or warranty made by the Company or the Shareholders herein or in connection herewith;

         (b) any failure of the Company or the Shareholders to perform any covenant or agreement hereunder;

         (c) all liabilities relating to a violation of any Applicable Law and Costs arising out of the Company's operations or its business prior to the Closing;

         (d) any claims relating to employment rules and regulations relating to practices or incidents prior to Closing and product liability claim with respect to any products, goods, or services distributed or sold or for which compensation was received prior to the Closing;

         (e) any failure by a lender to the Company or Graymor to release within ten (10) days of the Closing any lien on any assets of the Company or Graymor and/or any failure to obtain any of the consents required to be obtained by
Section 10.16 below; and

         (f) any liability for Taxes for which adequate amounts have not been reserved by the Company and/or Graymor through the Effective Date of the Merger.

Acquiror Indemnitees shall be entitled to indemnification pursuant to this Agreement only if the aggregate Losses incurred or sustained by all Acquiror Indemnitees exceed Fifty Thousand Dollars ($50,000). In the event that the aggregate Losses incurred or sustained by all Acquiror Indemnitees exceed Fifty Thousand Dollars ($50,000), then the Acquiror Indemnitees shall be entitled to indemnification for all such Losses, including the first Fifty Thousand Dollars ($50,000) of such Losses; provided, however, that the aggregate Losses paid to the Acquiror Indemnitees hereunder shall not exceed the aggregate of the sum of the Purchase Price plus the Earnout Payment plus the aggregate fees and expenses incurred by Acquiror in connection with the Acquisition and transactions contemplated by this Agreement; provided, however, that the Acquiror Indemnitees shall be entitled to indemnification for all Losses, without any limitation, incurred or sustained by such Acquiror Indemnitee as a result of any instance involving fraud or misrepresentations or breaches of representations set forth in Sections 3.17 and 3.19 of this Agreement or for unpaid Taxes for which adequate amounts have not been reserved by the Company and/or Graymor through the Effective Date of the Merger. Notwithstanding the foregoing, in the event that Shareholders are required to indemnify Acquiror Indemnitees for a breach of this Agreement due to fraud or misrepresentation, the Shareholders committing the fraud or misrepresentation shall be responsible for the entire amount of Losses due to the fraud or misrepresentation while the liability of the other Shareholders shall not exceed an amount equal to the Purchase Price plus the Earnout Payment. Furthermore, each of the Former Graymor Shareholders (as defined in the preamble to this Agreement), jointly and severally, covenant and agree to defend, indemnify, and hold harmless Acquiror Indemnitees from and against, and to pay or reimburse Acquiror Indemnitees for, any and all Losses, resulting from or arising out of any inaccuracy of any representation or warranty or breach of a covenant related to Graymor or relating to the operations of Graymor prior to the Closing, including without limitation, Losses occurring or existing prior to the Closing, regardless of when discovered; provided, however, the Shareholders who are not also Former Graymor Shareholders shall not be responsible for indemnification obligations to the Acquiror Indemnitees to the extent such obligations specifically relate solely to breaches of the representations and warranties or operations of Graymor. Shareholders further covenant that PVP will remain organized as a partnership until such time as Shareholders' indemnification obligations under this Agreement have expired.

     For purposes of Section 9.1(e) and the determination of Taxes of the Company and Graymor through the date of the Closing, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the date of the Closing, the portion of such Tax which relates to the portion of such taxable period ending on the date of the Closing shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the date of the Closing and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the date of the Closing. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and Graymor.

     9.2 INDEMNIFICATION BY ACQUIROR. Acquiror covenants and agrees to defend, indemnify, and hold harmless the Shareholders and their respective agents, advisors, representatives and Affiliates (collectively, the "Shareholder Indemnitees") from and against any and all Losses, up to the amount of the Purchase Price, resulting from or arising out of:

         (a) any inaccuracy in any representation or warranty by Acquiror made or contained in this Agreement;

         (b) any failure of Acquiror to perform any covenant or agreement made or contained in this Agreement or to fulfill any other obligation in respect hereof; and

         (c) the operation of the Company following the Closing; except, in the case of clause (b) or (c), to the extent such Losses are attributable to acts or circumstances occurring prior to the Closing or constitute Losses for which the Shareholders are required to indemnify Acquiror Indemnitees under this Article 9.

     9.3 ADJUSTMENTS TO INDEMNIFICATION PAYMENTS. Any payment made by the Shareholders to Acquiror Indemnitees, on the one hand, or by Acquiror to Shareholder Indemnitees, on the other hand, pursuant to this Article 9 in respect of any Losses will be net of any insurance proceeds realized by and paid to the Indemnified Party in respect of such Losses. The Indemnified Party will use its reasonable efforts to make insurance claims relating to any Losses for which it is seeking indemnification pursuant to this Article 9; provided, however, that the Indemnified Party will not be obligated to make such an insurance claim if the Indemnified Party in its reasonable good faith judgment believes that the cost of pursuing such an insurance claim together with any corresponding increase in insurance premiums or other chargebacks to the Indemnified Party, as the case may be, would exceed the value of the Losses for which the Indemnified Party is seeking indemnification.

     9.4 INDEMNIFICATION PROCEDURES. In the case of any claim entitling a party hereto to indemnification (the "Indemnified Party"), notice will be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party will permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom; provided that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation will be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, will consent (unless it has been unsuccessful after having used all reasonable commercial efforts to obtain such) to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification thereunder or any proposed settlement of any such claim by the Indemnifying Party would materially and adversely affect the Indemnified Party's Tax liability or the ability of the Indemnified Party to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party will have the right at all times to take over and assume control over the defense, settlement, negotiations, or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party will not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party will have the full right to defend against any such claim or demand and will be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party will cooperate in the defense of any claim or litigation subject to this Section 9.4 and the records of each will be available to the other with respect to such defense.

     9.5 TREATMENT OF SHAREHOLDERS. For purposes of this Article 9, and except as otherwise specified in Section 9.1, the rights, duties, and obligations of the Shareholders (and their respective successors and assigns) will be joint and several.

     9.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. The representations and warranties contained in this Agreement will survive the Closing, and any examination by or on behalf of the parties hereto through the Closing, and the completion of the transactions contemplated herein until one year after the end of the Earnout Period shall have been made. Additionally the representations and warranties in Sections 3.2, 3.17, 3.18 and 3.19 shall survive until the expiration of the applicable statutes of limitations (with extensions) and the representations and warranties in Sections 3.4 and 3.9 shall survive indefinitely.

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1 CERTAIN TAX MATTERS.

         (a) Tax Attributes. The Shareholders acknowledge and agree that all tax attributes of the Company and Graymor including but not limited to tax net operating losses, tax credits and other similar items generated through and subsequent to the Closing will remain as tax attributes of the Company and Graymor. Accordingly, any refunds or benefits obtained from any Tax carryback or carryforward or other realization of such Tax attributes of the Company or Graymor (and their respective successors) shall remain as sole property of the Company and Graymor and any other refunds shall be the sole property of the Company and Graymor.

         (b) Cooperation in Tax Matters. Acquiror and Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 10.1 and any audit, litigation or other proceeding with respect to Taxes of the Company and Graymor. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Shareholders agree to, and Acquiror agrees to cause the Company and Graymor to retain all books and records with respect to Tax matters pertinent to the Company or Graymor relating to any taxable period beginning before the date of the Closing until the expiration of the statute of limitations (including any extension thereof) of the respective taxable periods and to abide by all record retention agreements entered into with any taxing authority. So long as taxable periods of, or related to the Company or Graymor ending on or before the date of the Closing remain open, Acquiror will, and will cause the Company and Graymor to, promptly notify sellers in writing of any pending or threatened tax audits or assessments for which Shareholders have or may have liability. Shareholders will promptly notify Acquiror and the Company in writing of any written or other notification received by Shareholders from the IRS or any other taxing authority of any proposed adjustment raised in connection with a tax audit, examination, proceeding or determination of a taxable period of the Company or Graymor ending on or before the date of the Closing.

         (c) Tax Periods Ending on or Before the Closing Date. Shareholders shall prepare or cause to be prepared, subject to Acquiror agreement not to be unreasonably withheld, all Tax Returns for the Company or Graymor for all periods ending on or before the date of the Closing the due date of which occurs after the date of the Closing. Shareholders shall reimburse Acquiror for Taxes of the Company or Graymor with respect to such periods within fifteen (15) days after payment by Acquiror or the Company or Graymor to the extent such Taxes are not reflected in the segregated accounts of the Company or Graymor referred to in Section 3.17(a) of this Agreement.

         (d) Tax Periods Beginning Before and Ending After the Closing Date. Acquiror shall prepare or cause to be prepared, and file or cause to be filed, any Tax Returns of the Company or Graymor for Tax periods which begin before the date of the Closing and end after the date of the Closing. Shareholders shall immediately reimburse Acquiror within fifteen (15) days after the date on which Taxes are paid with respect to such Tax periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the date of the Closing to the extent such taxes are not reflected in the reflected in the segregated accounts of the Company or Graymor referred to in Section 3.17(a) of this Agreement. For purposes of this Section 10.1(d) in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the date of the Closing, the portion of such Tax which relates to the portion of such taxable period ending on the date of the Closing shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the date of the Closing and the denominator of which is the number of days in the entire taxable period, and
(y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the date of the Closing. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and Graymor. In addition, if the Company has an income tax obligation for the period beginning July 1, 2000, then Acquiror will pay the amount of the tax obligation in excess of all amounts previously paid or reserved by the Company up to an aggregate amount of $25,000; provided, however, Acquiror will not be required to make such payment if it is unable to make use of a substantial amount of the Company's charitable deduction carry forward.

     10.2 COOPERATION AND RECORDS RETENTION. Shareholder, the Company and Acquiror shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination, by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period.

     10.3 EXPENSES. Each Shareholder and Acquiror will bear their respective expenses, costs, and fees (including attorneys', auditors' and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution, and delivery of this Agreement and compliance herewith (the "Transaction Expenses"), whether or not the transactions contemplated hereby shall be consummated.

     10.4 SEVERABILITY. If any provision of this Agreement, including any phrase, sentence, clause, section, or subsection is inoperative or unenforceable for any reason, such circumstances will not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     10.5 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

      If to Shareholders:

            Panelview Partners, L.P.
            8 East Figueroa Street
            Suite 302
            Santa Barbara, California  93101
            Attn:  James B. Nelson
      with a copy to:

            Cohen & Ostler, P.C.
            525 University Avenue, Suite 410
            Palo Alto, California 94301
            Attn:  Mark R. Ostler, Esq.
            Telephone:  (650) 321-3835
            Facsimile: (650) 321-0171

      If to Acquiror:

            White Electric Designs Corporation
            3601 East University Drive
            Phoenix, Arizona 85034
            Attn:  Hamid Shokrgozar -- Chief Executive Officer
            Telephone:  (602) 437-1520
            Facsimile:  (602) 437-0556

      with a copy to:

            Snell & Wilmer, L.L.P.
            One Arizona Center
            Phoenix, Arizona 85004-2202
            Attn:  Samuel C. Cowley, Esq.
            Telephone:  (602) 382-6000
            Facsimile:  (602) 382-6070

     10.6 HEADINGS. The headings contained in this Agreement are for purposes of convenience only and will not affect the meaning or interpretation of this Agreement.

     10.7 ENTIRE AGREEMENT. This Agreement (including the Schedules hereto) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     10.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which will together constitute one and the same instrument.

     10.9 GOVERNING LAW, ETC. This Agreement will be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the conflict of laws rules thereof.

     10.10 BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     10.11 ASSIGNMENT. This Agreement will not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto.

     10.12 NO THIRD PARTY BENEFICIARIES. Except as provided in Article 10 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement will confer any rights upon any Person or entity other than the parties hereto and their respective, successors, and permitted assigns. Without limiting the generality of the foregoing, no provision of this Agreement will constitute an offer, guaranty, or contract of employment.

     10.13 AMENDMENT; WAIVERS, ETC. No amendment, modification, or discharge of this Agreement, and no waiver hereunder, will be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge, or waiver is sought. Any such waiver will constitute a waiver only with respect to the specific matter described in such writing and will in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, will be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant, or agreement, or failure to fulfill any condition will in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Company and the Shareholders will not be affected or deemed waived by reason of any investigation made by or on behalf of Acquiror (including, without limitation, by any of its advisors, consultants, or representatives) or by reason of the fact that Acquiror or any of such advisors, consultants, or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

     10.14 ARBITRATION. Except as specifically provided herein, any controversy arising after the Closing out of or relating to this Agreement or relating to the breach hereof, shall be settled by arbitration conducted in Portland, Oregon in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (except as otherwise expressly provided in this Agreement. The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof. The arbitrator(s) shall possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne by the losing party unless otherwise allocated by the arbitrator(s). The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceedings, the parties shall continue to perform their respective obligations under this Agreement. The arbitrator will award to the prevailing party in an arbitration its reasonable attorneys' fees and costs incurred in connection with the arbitration.

     10.15 RELEASE. Effective as of the Effective Date, each Shareholder hereby irrevocably waives and releases all known and unknown claims such Shareholder may have against the Company and/or Graymor, or any present and former directors, officers, agents, and employees of the Company and/or Graymor, from any and all actions, claims, causes of action, or liabilities of any nature, in law or equity, known or unknown, and whether or not heretofore asserted, which such Shareholder ever had, now has, or hereafter can, will or may have against any of the foregoing, upon or by reason of any matter, cause, or thing whatsoever from the formation of Graymor and/or the Company to the Closing, except for those claims specifically related to or arising out of this Agreement.

10.16 REQUIRED CONSENTS. The Shareholders will use their best efforts to obtain the consents set forth in (a) and (b) below within twenty (20) days of the Closing:

         (a) the Parkside Business Center lease,

         (b) the Lincoln Center lease,

         (c) the Bank of America loan agreement and lien, and

         (d) the U.S. Bank loan agreement and lien.

     The Shareholders agree to be fully responsible for the costs incurred in connection with obtaining items (a) and (b) above and Acquiror agrees to be responsible for the costs incurred in connection with obtaining items (c) and
(d) up to the amount of the reserves taken. The Shareholders agree to be responsible for the costs, losses, and damages incurred by Graymor, the Company, and/or Acquiror as a result of failing to obtain any or all of the above consents and releases to the extent such costs, losses, and damages exceed the Fifty Thousand Dollar ($50,000) amount provided in Section 9.1.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    WHITE ELECTRONIC DESIGNS CORPORATION, AN
                                    INDIANA CORPORATION


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________


                                    PV ACQUISITION CORP., AN OREGON
                                    CORPORATION


                                    By: ______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________


                                    PANELVIEW, INC., AN OREGON CORPORATION


                                    By: ______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________


                                    PANELVIEW PARTNERS, L.P., A CALIFORNIA
                                    LIMITED PARTNERSHIP


                                    By: ______________________________________
                                    Its:______________________________________
                                    Title:____________________________________


                                    __________________________________________
                                    Randal Barber



                                    __________________________________________
                                    Gaylene Barber




                                    __________________________________________
                                    Marshall R. Moran

                                    __________________________________________
                                    John Cochran




                                    __________________________________________
                                    Grayson N. Barber




                                    __________________________________________
                                    Morgan D. Barber



                                    For the purposes of Article 8 of this
                                    Agreement:



                                    __________________________________________
                                    James Nelson



                                    __________________________________________
                                    Robert Hild



                                    __________________________________________
                                    Dale Marquis

                                TABLE OF CONTENTS

                                                                            PAGE



ARTICLE 1      DEFINITIONS..................................................  1

ARTICLE 2      THE MERGER; CLOSING..........................................  6

      2.1   The Merger......................................................  6

      2.2   Effect of the Merger............................................  6

      2.3   Consummation of the Merger......................................  6

      2.4   Articles of Incorporation and Bylaws; Directors and Officers....  6

      2.5   Purchase Price and Conversion of the Company Common Stock.......  7

      2.6   Earnout Payment.................................................  7

      2.7   Holdback........................................................  8

      2.8   Closing.........................................................  9

      2.9   Surrender of Certificates.......................................  9

      2.10  Taking of Necessary Action; Further Action......................  9

      2.11  Right to Offset.................................................  9

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS............... 10

      3.1   Organization of the Company..................................... 10

      3.2   Authorization................................................... 10

      3.3   No Violation; Consents.......................................... 10

      3.4   Capitalization.................................................. 11

      3.5   Financial Statements............................................ 11

      3.6   No Change in the Assets......................................... 12

      3.7   No Liabilities.................................................. 13

      3.8   Assets; Absence of Encumbrances................................. 13

      3.9   Title to Assets................................................. 13

      3.10  Accounts Receivables............................................ 14

      3.11  Inventory....................................................... 14

      3.12  Contracts and Commitments....................................... 15

      3.13  Books and Records............................................... 16

      3.14  Litigation...................................................... 16

      3.15  Labor Matters................................................... 16

      3.16  Compliance with Law; Permits.................................... 16


                                      -i-
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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE


      3.17  Tax Matters..................................................... 17

      3.18  Employee Benefits............................................... 19

      3.19  Environmental................................................... 21

      3.20  Insurance....................................................... 21

      3.21  Affiliate Transactions.......................................... 22

      3.22  No Brokers...................................................... 22

      3.23  Disclosure...................................................... 22

      3.24  Customers....................................................... 22

      3.25  Suppliers....................................................... 22

      3.26  Product Warranties.............................................. 23

      3.27  Patents and Trademarks.......................................... 23

      3.28  Backlog......................................................... 24

      3.29  Representations Regarding the Acquiror Stock.................... 24

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF ACQUIROR................... 25

      4.1   Corporate Status; Authorization, etc............................ 25

      4.2   No Conflicts, etc............................................... 25

      4.3   Litigation...................................................... 25

      4.4   Brokers, Finders, etc........................................... 25

      4.5   Tax Matters..................................................... 25

      4.6   Acquiror Reports................................................ 26

      4.7   Acquiror Common Stock........................................... 26

ARTICLE 5      CONDUCT OF BUSINESS PENDING THE MERGER....................... 26

      5.1   Conduct of Business............................................. 26

ARTICLE 6      CONDITIONS PRECEDENT......................................... 27

      6.1   Conditions to Obligations of Each Party To Effect the Merger.... 27

      6.2   Conditions to Obligations of Acquiror and the Merger Sub........ 27

      6.3   Conditions to Obligations of the Company and Shareholders....... 28

ARTICLE 7      REGISTRATION RIGHTS.......................................... 29

      7.1   Registration Procedures and Expenses............................ 29

      7.2   Indemnification................................................. 30

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE


      7.3   Restrictions on Sales........................................... 32

ARTICLE 8      NON-COMPETITION.............................................. 32

      8.1   Non-Competition................................................. 32

      8.2   Non-Solicitation of Employees................................... 33

      8.3   Non-Solicitation of Customers................................... 33

      8.4   Employment By Competitors....................................... 34

      8.5   Additional Agreements........................................... 34

      8.6   Remedies; Enforceability........................................ 34

ARTICLE 9      INDEMNIFICATION.............................................. 34

      9.1   Indemnification By Shareholders................................. 34

      9.2   Indemnification by Acquiror..................................... 36

      9.3   Adjustments to Indemnification Payments......................... 36

      9.4   Indemnification Procedures...................................... 37

      9.5   Treatment of Shareholders....................................... 37

      9.6   Survival of Representations and Warranties, etc................. 38

ARTICLE 10     MISCELLANEOUS................................................ 38

      10.1  Certain Tax Matters............................................. 38

      10.2  Cooperation and Records Retention............................... 39

      10.3  Expenses........................................................ 39

      10.4  Severability.................................................... 39

      10.5  Notices......................................................... 40

      10.6  Headings........................................................ 40

      10.7  Entire Agreement................................................ 41

      10.8  Counterparts.................................................... 41

      10.9  Governing Law, etc.............................................. 41

      10.10 Binding Effect.................................................. 41

      10.11 Assignment...................................................... 41

      10.12 No Third Party Beneficiaries.................................... 41

      10.13 Amendment; Waivers, etc......................................... 41

      10.14 Arbitration..................................................... 42

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


                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

      10.15 Release......................................................... 42

      10.16 Required Consents............................................... 42

                                    EXHIBITS



        Exhibit A                            Plan of Merger